EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Pacific Biometrics, Inc.
Seattle, Washington

We consent to the use of our audit report dated September 20, 2007, on the financial statements of Pacific Biometrics, Inc. as of June 30, 2007 and the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A Registration Statement filed with the Securities and Exchange Commission.

/s/ PMB Helin Donovan, LLP
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PMB Helin Donovan, LLP
Certified Public Accountants
San Francisco, California

October 25, 2007